EXHIBIT 32.1

Certification Required by 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Jostens Holding Corp. (the “Company”) on Form 10-Q for the period ending October 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2004	/s/ Marc L. Reisch
Marc L. Reisch
President and
Chief Executive Officer

Date: November 15, 2004	/s/ Paul B. Carousso
Paul B. Carousso
Vice President, Finance
(Chief Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Jostens Holding Corp. and will be retained by Jostens Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.